Exhibit 10.2

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (“Agreement”) is entered into as of the 19th day September 2014, by and between Nuvilex, Inc. (“Seller”), with an address of 12510 Prosperity Drive, Suite 310, Silver Spring, Maryland 20904-1643, and Robert F. Ryan, M.S., Ph.D. (“Purchaser”), with an address of 2306 Falling Creek Road, Silver Spring, Maryland 20904-5267. (Seller and Purchaser are sometimes hereinafter referred to individually as a “Party” and collectively as the “Parties”).

RECITAL

WHEREAS, Purchaser desires to purchase from Seller, and Seller desires to sell to Purchaser, the Transferred Assets (as defined in Section 1 below) on the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, for and in consideration of the premises and the mutual promises made in this Agreement, the representations, warranties, and covenants contained in this Agreement and other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, the Parties hereby agree as follows as of the date of this Agreement:

1.               Assignment of Transferred Assets. At the Closing (as defined below), Seller shall sell, transfer, assign and convey to Purchaser, and Purchaser shall purchase from Seller, upon the terms and conditions set forth in this Agreement, all of Seller’s right, title and interest in and to the Transferred Assets; subject, however, to Purchaser assuming the Assumed Obligations (as defined below) as set forth in Section 2 below. As used in this Agreement, “Transferred Assets” shall mean the names, product formulations, domain names and websites related to the former nutraceutical business of Seller as set forth on Schedule A annexed to this Agreement and made a part hereof and any and all intellectual property or other rights of Seller in or to such Transferred Assets.

2.               Excluded Assets Notwithstanding the foregoing, the Parties agree and acknowledge and agree that the following shall be excluded from the Transferred Assets (the “Excluded Assets”): (i) accounts receivable with respect to the former nutraceutical business of Seller; (ii) claims, rebates, refunds and other general intangibles arising from the former nutraceutical business of Seller; (iii) all refunds and credits of taxes and other tax attributes of Seller that are attributable to those taxes; (iv) except as set forth on Schedule A to this Agreement, all trademarks, trade names and similar intangibles of Seller, including the right to use or interest, in any, of the names or publications of Seller or any affiliate of Seller or division of Seller or any similar name or intangible registered or licensed to any of the foregoing; and (v) all assets of Seller not related to its neutraceutical business, including, but not limited to, Seller’s biotechnology business, including its cellulose based live cell encapsulation technology and related licenses and any assets of its subsidiary Medical Marijuana Sciences, Inc.

1

3.             Assumption of Obligations.

(a)             Purchaser hereby: (i) assumes, as of the Closing Date (as defined in Section 4 below), all of Seller’s obligations with respect to, arising out of, related to and/or in connection with the Transferred Assets and/or the Transferred Agreements, which obligations arise on or after the Closing Date and are listed on Schedule B annexed to this Agreement (“Assumed Obligations”); and (ii) agrees to pay, discharge and/or perform, as applicable, the Assumed Obligations from and after the Closing Date. Seller hereby transfers, assigns, delegates and conveys to Purchaser, as of the Closing Date, the Assumed Obligations, and such obligations are hereby declared to be the obligations of Purchaser from and after the Closing Date, all in accordance with the provisions of this Agreement.

(b)            Notwithstanding any provision in this Agreement or any other writing to the contrary, with respect to the obligations and liabilities of Seller, Purchaser is assuming only the Assumed Obligations and is not assuming and shall not assume any other liability or obligation of Seller of whatever nature whether presently in existence or arising hereafter. All such other liabilities and obligations of Seller, including any Action against or affecting Seller or any Transferred Asset arising out of any act or omission or alleged act or omission of Seller or any other person prior to the Closing Date, or breach or alleged breach of any agreement prior to the Closing Date, shall in each case be retained by and remain obligations and liabilities of Seller (all such liabilities and obligations not being assumed being herein referred to as the “Excluded Liabilities”). Seller agrees to pay, discharge and/or perform, as applicable, the Excluded Liabilities from and after the Closing Date.

4.            Closing and Closing Date. The closing of this transaction (“Closing”) shall occur on or before the close of business on September 22, 2014 (“Closing Date”). On the Closing Date, Seller will sell, transfer, assign and convey to Purchaser and Purchaser will buy from Seller the Transferred Assets and assume the Assumed Obligations. The Transferred Assets shall be transferred by Seller to Purchaser at the Closing by way of Seller’s execution and delivery to Purchaser of a Bill of Sale in the form annexed to this Agreement as Exhibit A and made a part of this Agreement.

5.            Payment for the Transferred Assets. The consideration for the sale of the Transferred Assets is set forth in the Settlement Agreement and in the assumption by Purchaser of the Assumed Obligations and Purchaser’s warranties, representations, covenants and agreements contained in this Agreement.

6.            Instruments of Further Assurances. Each of the Parties agrees, upon the request of the other Party or its counsel, from time to time to execute and deliver to such other Party all such instruments and documents of further assurance or otherwise, as shall be reasonable under the circumstances, and to do any and all such acts and things as may reasonably be required to carry out the obligations of such requested Party hereunder, including for the purpose of vesting in Purchaser all right, title and interest in and to the Transferred Assets and the Assumed Obligations, and otherwise in order to carry out the purpose and intent of this Agreement.

2

7.            Representations and Warranties.

(a)          Seller represents and warrants to Purchaser as of the date of this Agreement and as of the Closing Date, or if a representation or warranty is made as of a specified date, as of such date, that:

(i)              Seller is a corporation organized, validly existing and in good standing under the laws of the State of Nevada;

(ii)            Seller has the full right and all necessary corporate power and authority to execute and deliver this Agreement and each instrument required to be executed and delivered by it in connection therewith on or prior to the Closing and to perform its obligations hereunder and to consummate the transaction contemplated hereby;

(iii)           The execution, delivery and performance by Seller of this Agreement and each instrument required to be executed and delivered by it on or prior to the Closing, the performance of its obligations hereunder and the consummation of the transaction contemplated by this Agreement have been duly and validly authorized by all necessary corporate action, including the unanimous approval of the members of Seller’s Board of Directors, and no other corporate proceedings on the part of Seller are necessary to authorize this Agreement or any instrument required to be executed and delivered by it in connection therewith on or prior to the Closing or the consummation of the transaction contemplated by this Agreement;

(iv)          This Agreement has been, and in the case of each instrument required to be executed and delivered by Seller in connection therewith on or prior to the Closing shall be, duly and validly executed and delivered by Seller and, assuming the due authorization, execution and delivery thereof by Purchaser, as applicable, constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms;

(v)           None of the execution, delivery or performance by Seller of this Agreement does or will (A) contravene or conflict with the organizational or constitutive documents of Seller, (B) contravene or conflict with or constitute a violation of any provision of any law or any judgment, order, writ, injunction, award, or decree of any court, arbitrator, governmental agency or instrumentality binding upon or applicable to Seller, or any of the Transferred Assets, (C) constitute a default under or breach of (with or without the giving of notice or the passage of time or both) or violate or give rise to any right of termination, cancellation, amendment or acceleration of any right or obligation of Seller or (D) result in the creation or imposition of any Encumbrance (as defined below) on any of the Transferred Assets;

(vi)          Seller has good title in and to the Transferred Assets. Seller has not previously transferred the Transferred Assets to any person;

(vii)        With respect to the Transferred Assets, there are no Claims (as defined below) of any kind (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) existing, threatened against or involving the Transferred Assets or the transaction contemplated hereby. There is no order of any Authority (defined below) outstanding against Seller affecting any of the Transferred Assets or to which Seller or any of the Transferred Assets are bound. In the event a Claim arises prior to the Closing Date, Seller shall immediately advise Purchaser of the existence thereof. As used in this Agreement, “Claims” shall mean all claims, actions, litigation, lawsuits, audits, hearings or proceedings pending or outstanding that materially adversely affect, or which will or may in any way materially prejudice, the rights of the Parties under this Agreement;

3

(viii)      With respect to the Transferred Assets, except as set forth on Schedule B annexed to this Agreement and made a part hereof, there are no Encumbrances (as defined below) on or against Seller or the Transferred Assets and no condition exists that could reasonably be expected to materially interfere with Seller’s ability to transfer the Transferred Assets to Purchaser. As used in this Agreement, “Encumbrance” means any mortgage, pledge, lien, claim, charge or any other security interest or encumbrance of any kind or nature whatsoever;

(ix)          To the knowledge of Seller, none of the Transferred Assets infringes upon or violates the rights of any third party. Seller has not received any notice of infringement or conflict with the asserted rights of others in respect of any of the Transferred Assets that has not been previously settled or adjudicated;

(x)           To the knowledge of Seller, Seller is not in violation of any applicable law affecting the Transferred Assets or to which any of the Transferred Assets are subject; and

(xi)          As of the Closing, Seller shall have the full right, power and authority to transfer to Purchaser the Transferred Assets.

EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 7(a), THERE ARE NO EXPRESS WARRANTIES WITH RESPECT TO THE TRANSFERRED ASSETS. THERE ARE NO IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR OTHER IMPLIED WARRANTIES WITH RESPECT TO THE TRANSFERRED ASSETS.

(c)           Purchaser represents and warrants as of the date of this Asset Purchase Agreement and as of the Closing Date that:

(i)              Purchaser has the full right and all necessary power and authority to execute and deliver this Agreement and each instrument required to be executed and delivered by it in connection therewith on or prior to the Closing and to perform its obligations hereunder and to consummate the transaction contemplated by this Agreement;

(ii)            The execution and delivery by Purchaser of this Agreement and each instrument required to be executed and delivered by it in connection therewith on or prior to the Closing, the performance of his obligations under this Agreement and the consummation of the transaction contemplated by this Agreement have been duly and validly approved by Purchaser and have been duly and validly authorized by all necessary action, and no other act on the part of Purchaser is necessary to authorize this Agreement or any instrument required to be executed and delivered by him on or prior to the Closing or the consummation of the transaction contemplated by this Agreement. The execution, delivery and performance of this Agreement and any other agreements and documents contemplated by this Agreement will not violate any provision of law or any order, writ, judgment, injunction or decree of any court or any entity applicable to Purchaser. Further, Purchaser is not a party to or bound by any judgment, order, writ, injunction, award, or decree of any court, arbitrator, governmental agency or instrumentality that would prevent Purchaser’s execution or performance of this Agreement or the transaction contemplated by this Agreement. The execution, delivery and performance of this Agreement by Purchaser and the consummation by Purchaser of the transaction contemplated by this Agreement are not prohibited by and will not violate any United States federal, state or local law, rule or regulation or any foreign law; and

4

(iii)          This Agreement has been, and in the case of each instrument required to be executed and delivered by Purchaser in connection therewith on or prior to the Closing shall be, duly and validly executed and delivered by Purchaser and, assuming the due authorization, execution and delivery thereof by Seller, as applicable, constitutes a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

8.           Survival of Representations and Warranties. All representations, warranties, covenants and agreements of the Parties contained in this Asset Purchase Agreement shall survive the Closing Date and shall continue in full force and effect for the benefit of the respective Party and its successors and assigns for a period of 12 months after the Closing Date (“Survival Period”).

9.           Indemnity.

(a)             Seller hereby agrees to indemnify, defend, save and hold Purchaser harmless from any and all Claims, damages, liabilities, costs, losses obligations and expenses (including without limitation reasonable attorneys’ fees and court costs) which arise out of or result from: (i) any breach of any representation, warranty, covenant or agreement made by Seller in this Agreement; and (ii) any Excluded Liabilities.

(b)            Purchaser hereby agrees to indemnify, defend, save and hold Seller and its directors, officers, employees, agents, representatives, attorneys and affiliates harmless from any and all Claims, damages, liabilities, costs, losses obligations and expenses (including without limitation reasonable attorneys’ fees and court costs) which arise out of or result from: (i) any breach of any representation, warranty, covenant or agreement made by Purchaser in this Agreement; and (ii) any Assumed Liabilities.

(c)             The obligations of the Parties under this Section 9 shall subsist for the duration of the Survival Period only, except that with respect to any Claims that are subject to this Section 9 and made against a Party during the Survival Period, the obligations of the Parties under this Section 9 shall, with respect to such Claims, survive until the resolution of such Claims.

(d)           The following terms and provisions shall apply with respect to any Party seeking indemnification pursuant to this Section 9 (“Indemnified Party”):

(i)              As a condition to seeking indemnification from a Party from whom such indemnification is sought (“Indemnifying Party”), the Indemnified Party must give the Indemnifying Party prompt notice (“Indemnification Notice”) of any Claim, investigation, or Action with respect to which such Indemnified Party seeks indemnification pursuant to this Section 9 (“Claim”), which shall describe in reasonable detail the Loss (defined below) that has been or may be suffered by the Indemnified Party. Any delay in giving an Indemnification Notice shall not impair any of the rights or benefits of such Indemnified Party under this Section 9 except to the extent such failure materially and adversely affects the ability of the Indemnifying Party to defend such Claim or increases the amount of such liability;

5

(ii)            In the case of any third-party Claims as to which indemnification is sought by any Indemnified Party, such Indemnified Party shall be entitled, at the sole expense and liability of the Indemnifying Party, to exercise full control of the defense, compromise or settlement of any third-party Claim unless the Indemnifying Party, within a reasonable time after the giving of an Indemnification Notice by the Indemnified Party (but in any event within 10 business days thereafter), shall (A) deliver a written confirmation to such Indemnified Party that the indemnification provisions of Section 9 are applicable to such third-party Claim and the Indemnifying Party will indemnify such Indemnified Party in respect of such third-party Claim pursuant to the terms of Section 9 and, notwithstanding anything to the contrary, shall do so without asserting against the Indemnified Party any challenge, defense, limitation on the Indemnifying Parties liability for Losses, counterclaim or offset (except to the extent that the Indemnified Party owes the Indemnifying Party any amounts related to a previous Third-Party Claim in connection with which the Indemnified Party was the Indemnifying Party with respect to such previous third-party Claim), (B) notify such Indemnified Party in writing of the intention of the Indemnifying Parties to assume the defense thereof and (C) retain legal counsel reasonably satisfactory to such Indemnified Party to conduct the defense of such third-party Claim;

(iii)          If the Indemnifying Party assumes the defense of any such third-party Claim, then the Indemnified Party shall cooperate with the Indemnifying Party in any manner reasonably requested in connection with the defense, compromise or settlement thereof. If the Indemnifying Party so assumes the defense of any such third-party Claim, the Indemnified Party shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise or settlement thereof, but the fees and expenses of such counsel employed by the Indemnified Party shall be at the expense of such Indemnified Party unless the Indemnifying Party has agreed to pay such fees and expenses;

(iv)          If the Indemnifying Party elects to assume the defense of any third-party Claim, the Indemnified Party shall not pay or permit to be paid any part of any Claim or demand arising from such asserted liability unless the Indemnifying Party withdraws from or fails to prosecute the defense of such asserted liability, or unless a judgment is entered against the Indemnified Party for such liability (and the judgment is not a result of a delay in the Indemnified Party’s giving an Indemnification Notice to the Indemnifying Party). If the Indemnifying Party does not elect to defend for reason other than that the Indemnifying Party disputes that the Indemnified Party is entitled to indemnification under this Asset Purchase Agreement, or if, after commencing or undertaking any such defense, the Indemnifying Party fails to prosecute such defense, the Indemnified Party shall have the right to undertake the defense or settlement thereof, at the Indemnifying Party’s expense. In the event the Indemnified Party retains control of the third party Claim, the Indemnified Party will not settle the subject Claim without the prior written consent of the Indemnifying Party, which consent will not be unreasonably withheld or delayed;

6

(v)            If the Indemnified Party undertakes the defense of any such third-party Claim pursuant to Section 9 and proposes to settle the same prior to a final judgment thereon or to forgo appeal with respect thereto, then the Indemnified Party shall give the Indemnifying Party prompt written Notice thereof and the Indemnifying Party shall have the right to participate in the settlement, assume or reassume the defense thereof or prosecute such appeal, in each case at the Indemnifying Parties’ expense. The Indemnifying Party shall not, without the prior written consent of the Indemnified Party, settle or compromise or consent to entry of any judgment with respect to any such third-party Claim (A) in which any relief other than the payment of money damages is or may be sought against the Indemnified Party or (B) which does not include as an unconditional term thereof the giving by the claimant, person conducting such investigation or initiating such hearing, plaintiff or petitioner to such Indemnified Party of a release from, other than any sums due pursuant to a settlement or judgment, all liability with respect to such third-party Claim and all other Claims or Actions (known or unknown) arising or which might arise out of the same facts; and

(vi)          Any indemnification required by Section 9 for costs, disbursements or expenses of any Indemnified Party in connection with investigating, preparing to defend or defending any Claim, or Action shall be made by periodic payments by the Indemnifying Parties to each Indemnified Party during the course of the investigation or defense, as and when bills are received or costs, disbursements or expenses are incurred.

(e)           The following terms, as used in this Asset Purchase Agreement, have the following meanings:

(i)              “Action” means any legal action, lawsuit, investigation, hearing or proceeding, including any audit for taxes or otherwise;

(ii)            “Authority” means any governmental, regulatory or administrative body, agency or authority, any court or judicial authority, any arbitrator, or any public, private or industry regulatory authority, whether international, national, federal, state, or local; and

(iii)          “Loss or Losses” means any and all out-of-pocket loss, cost, payments, demand, penalty, forfeiture, expense, liability, judgment, deficiency, damage, diminution in value or Claim (including actual costs of investigation and attorneys’ fees and other costs and expenses). For purposes of clarification, in no event will “Losses or Loss” be deemed to include any consequential damages or losses of a Party, and in no event will a Party be responsible to the other Party for any consequential damages or losses incurred by the other Party, except, in all such cases, if consequential damages or losses are awarded in connection with a third-party Claim.

10.          Notices. Except as otherwise provided under this Asset Purchase Agreement, all notices given under this Asset Purchase Agreement (“Notices”) shall be in writing and sufficient if delivered personally, sent by nationally recognized overnight courier or by registered or certified mail (postage prepaid, return receipt requested), or by facsimile with delivery confirmation as follows:

7

(a)          If to Purchaser:

Robert F. Ryan, M.S, Ph.D.
2306 Falling Creek Road
Silver Spring, Maryland 20904-5267
Telephone: (240) 461-2027
Facsimile: (301) 388- 0937

With a copy to:

Mitchell J. Shapiro, Esq.
Shapiro & Shapiro, P.C.
1335 Rockville Pike

Suite 220
Rockville, Maryland 20852
Telephone: (301) 309-1775
Facsimile: (301) 309-2411

(b)         If to Seller:

Nuvilex, Inc.
12510 Prosperity Drive

Suite 310
Silver Spring, Maryland 20904-1643
Attn: Kenneth L. Waggoner, Esq.
Telephone: (917) 595-2850
Facsimile: (917) 595-2851

With a copy to:

Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Attn: Mitchell Nussbaum, Esq.
Telephone: (212) 407-4159
Facsimile: (212) 407-4990

or to such other address as the Party to whom notice is to be given may have furnished to the other parties in writing in accordance with this Section 10. All such Notices or communications shall be deemed to be received: (i) in the case of personal delivery, internationally recognized overnight courier or registered or certified mail, on the date of such delivery; and (ii) in the case of facsimile or email, upon confirmed receipt.

8

11.          Successors and Assigns. This Asset Purchase Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the Parties. Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon, or give to, any person, firm or corporation other than the Parties and their respective successors and assigns, any remedy or Claim under or by reason of this Agreement or any term, covenant or condition hereof, and all the terms, covenants and conditions and agreements contained in this Agreement shall be for the sole and exclusive benefit of the Parties and their successors and assigns. Purchaser shall have the right to assign any or all of its rights or to delegate any of its obligations under this Agreement on the express condition that Purchaser remain fully liable for the terms, covenants and conditions of this Agreement and the Settlement Agreement.

12.          Commissions. Neither Party shall be responsible for any finder, broker, agent or other commissions or fees due by the other Party relating to this Agreement or the transactions contemplated by this Agreement.

13.          Governing Law. This Agreement shall be construed under the internal laws of Maryland applicable to agreements to be performed wholly therein.

14.          Mediation and Binding Arbitration. If a dispute arises relating to this Agreement or the termination thereof, claims for breach of contract or breach of the covenant of good faith and fair dealing, claims of discrimination or any other Claims under any federal, state or local law or regulation now in existence or hereinafter enacted, and as amended from time to time (“Dispute”), the Parties shall attempt in good faith to settle the Dispute through mediation conducted by a mediator to be mutually selected by the Parties. The Parties shall share the costs of the mediator equally. Each Party shall cooperate fully and fairly with the mediator, and shall attempt to reach a mutually satisfactory compromise of the Dispute.

If the Dispute is not resolved within 30 days after it is referred to the mediator, it shall be resolved through final and binding arbitration, as specified in this Section 14. Binding arbitration shall be conducted by the Judicial Arbitration and Mediation Services, Inc. (“JAMS”), Greenbelt Resolution Center in Greenbelt, Maryland, for resolution by a single arbitrator acceptable to both Parties. If the Parties fail to agree to an arbitrator within 10 days of a written demand for arbitration being sent by one Party to the other Party, then JAMS shall select the arbitrator according to the JAMS Rules for Commercial Arbitration. The arbitration shall be conducted in accordance with the JAMS Rules for Commercial Arbitration. The award of such arbitrator shall be final and binding on the parties and may be enforced by any court of competent jurisdiction. In the event of arbitration to resolve a Dispute, the prevailing Party shall be entitled to recover its attorney’s fees and other out-of-pocket costs incurred in connection therewith from any non-prevailing Party involved therein.

15.          Counterparts. This Agreement may be executed in one or more counterparts by original signature, facsimile signature or electronic signature transmission in .pdf format, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.

16.          Amendments. No amendment, change or modification of any of the terms, provisions or conditions of this Agreement shall be effective unless made in writing and signed by or on behalf of the Parties by their duly authorized representatives.

9

17.          Waiver. No failure or delay on the part of any Party in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement in this Agreement, nor will any single or partial exercise of any such right preclude any other (or further) exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive to or exclusive of, any rights or remedies otherwise available to a Party.

18.          Construction. The Paragraph and Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. The words “include,” “includes” and “including,” when used in this Agreement, shall be deemed in each case to be followed by the words “without limitation.” The words “herein,” “hereof” and “hereunder” and words of similar import refer to this Agreement (including the Exhibits and Schedules hereto) in its entirety rather than any specific paragraph or section, unless the context otherwise requires. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring either Party by virtue of the authorship of any of the provisions of this Agreement.

19.          Prohibition and Enforceability. Any provision of, or the application of any provision of, this Agreement or any right, power, authority, discretion or remedy conferred by this Agreement which is prohibited in any jurisdiction is, in that jurisdiction, ineffective only to the extent of that prohibition. Any provision of, or the application of any provision of, this Agreement which is void, illegal or unenforceable in any jurisdiction does not affect the validity, legality or enforceability of that provision in any other jurisdiction or of the remaining provisions in that or any other jurisdiction.

20.          Confidentiality. Subject to Section 6 above and except as may otherwise be required by applicable law or regulation, each Party hereby agrees to keep confidential and not disclose the terms and conditions of this Agreement; provided, however, that the foregoing shall not be deemed to prohibit either Party from disclosing: (i) any of the foregoing to: (x) any of its affiliates, members, managers, directors, officers, employees, agents, attorneys or representatives who need to know such information in order for such Party to be able to consummate the transaction contemplated hereby, (y) any Authority or other person from whom consent to the transaction contemplated hereby must be obtained; or (z) after the Closing, any permitted assignee or successor-in-interest of a Party; or (ii) to any third party the existence of this Agreement or the consummation of the transactions contemplated by this Agreement, including, without limitation, in the form of a press release or other public announcement; provided, however, that the initial press release and the initial public announcement of each Party shall each be of a form that is mutually approved by the Parties.

21.          Entire Agreement. This Agreement (including all Exhibits and Schedules hereto) constitutes the entire agreement between the Parties with respect to the subject matter of this Agreement and supersedes all prior representations, agreements, understandings and undertakings, whether written or oral, between the Parties with respect to the subject matter hereof.

10

IN WITNESS WHEREOF, Purchaser and Seller have caused this Asset Purchase Agreement to be signed by Purchaser and by a duly authorized officer as of the date first above written.

PURCHASER

ROBERT F. RYAN

By: /S/ ROBERT F RYAN

SELLER

NUVILEX, INC.

By: Kenneth L. Waggoner

Name: Kenneth L. Waggoner

Title: Chief Executive Officer

11

Schedule “A”

To the Asset Purchase Agreement between Nunataq, Ltd. and Nuvilex, Inc entered into as of September 19, 2014.

List of Transferred Assets

All rights, title and interest of Seller in and to the following assets:

1.	CinnsationalTM - alcohol sensitivity.

2.	TalsynTM - Talsyn CI TM - Bid TM - Bid TM

3.	Talsyn CITM - Scar Cream - Treatment of scars, erythema and keloids.

4.	Talsyn Ageless (SN)TM - Anti-aging cream with clinically proven ingredients.

5.	Talsyn-ECMTM - Mineral mist spray to rehydrate the skin.

6.	Talsyn-AATM - Diminishes dark spots on the skin.

7.	Talsyn-BQDTM - Body moisturizer.

8.	Talsyn-UETM - Cream that reduces dark circles under the eyes.

9.	Talsyn-MCTM - Cream for blemishes, irritation, dry skin and rashes.

10.	NumadremTM - Moisturizing lotion.

11.	CinnergenTM - Glucose maintenance product.

=

12

Schedule B

To the Asset Purchase Agreement between Nunataq, Ltd and Nuvilex, Inc. entered into as of September 19, 2014.

List of Encumbrances

None.

13

Exhibit A

To the Asset Purchase Agreement between Nunataq, Ltd and Nuvilex, Inc. entered into as of September 19, 2014

See attached Bill of Sale.

14

BILL OF SALE

This Bill of Sale (“Bill of Sale”) is made as of the 19th day of September, 2014, by Nuvilex, Inc. (“Seller”) in favor of Robert F. Ryan (“Purchaser”).

WITNESSETH

WHEREAS, Seller and Purchaser entered into an Asset Purchase Agreement effective as of September 19, 2014 (“Agreement”); and

WHEREAS, the Agreement provides, among other things, that subject to, and upon the terms and conditions set forth in the Agreement, Seller shall sell, transfer, convey, assign and deliver to Purchaser, and Purchaser shall purchase from Seller, all of the Transferred Assets (as defined in the Agreement).

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein and/or in the Agreement, and for other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, Seller hereby agrees as follows:

1.               Capitalized terms used in this Bill of Sale shall have the same meaning as they have in the Agreement unless otherwise defined herein.

2.               Effective as of the Closing Date, Seller hereby sells, assigns, transfers, conveys and delivers to Purchaser all of Seller’s right, title and interest in and to the Transferred Assets.

3.               Seller hereby agrees that, from time to time after the delivery of this Bill of Sale, it will, following the reasonable request of Purchaser and without further consideration to Seller and subject to the terms and conditions of the Agreement, take such further action and execute and deliver such additional assignments, bills of sale, or other similar instruments as Purchaser may reasonably require to complete the transfer of the title or possession of the Transferred Assets to, or vest them in, Purchaser.

4.               Notwithstanding anything to the contrary contained in this Bill of Sale, nothing contained in this Bill of Sale shall in any way supersede, modify, replace, amend, change, rescind, waive, exceed, expand, enlarge or in any way affect the provisions of the Agreement or any of the rights or obligations of Seller or Purchaser set forth in the Agreement. This Bill of Sale is intended only to effect the transfer of certain property and rights identified in and transferred pursuant to the Agreement and shall be governed entirely in accordance with the terms of and conditions of the Agreement.

5.               Subject to paragraph 6 below, nothing in this instrument, express or implied, is intended or shall be construed to confer upon any person, firm or corporation other than Purchaser any remedy or Claim.

15

6.               The provisions of this Bill of Sale, which are intended to be binding upon Seller, its successors and assigns, and are for the benefit of Purchaser, its successors and assigns, and all rights hereby granted Purchaser, including the right to act for Seller, may be exercised by Purchaser, its successors and assigns.

7.               To the extent there is any conflict between any provisions of this Bill of Sale and any provisions of the Agreement, the provisions of the Agreement shall control.

IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be signed by its duly authorized officer as of the date first above written.

SELLER

NUVILEX, INC.

By: /s/ Kenneth L. Waggoner

Name: Kenneth L. Waggoner

Title: Chief Executive Officer

16